Exhibit 8.1

[FFHSJ Letterhead]

December 21, 2004

WPP Group plc

27 Farm Street

London WIJ 5RJ

England

Ladies and Gentlemen:

We are acting as counsel to WPP Group plc, an English public limited company (“WPP”), in connection with the proposed merger (the “Merger”) of Grey Global Group Inc., a Delaware corporation (“Grey”), with and into Abbey Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of WPP (“Merger Sub”). The Merger will be consummated pursuant to the Agreement and Plan of Merger among WPP, Merger Sub and Grey, dated as of September 11, 2004, as amended as of December 1, 2004 (as amended, the “Merger Agreement”). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

WPP will file with the Securities and Exchange Commission, on December 21, 2004, under the Securities Act of 1933, as amended (the “1933 Act”), Amendment No. 1 to its registration statement on Form F-4 (the “Registration Statement”) with respect to the WPP ordinary shares, including the WPP ordinary shares represented by WPP depositary shares, to be issued to holders of shares of Grey common stock and Grey Limited Duration Class B common stock pursuant to the Merger Agreement. We have reviewed a proxy statement/prospectus prepared by Grey and WPP, which is contained in and made a part of the Registration Statement, and the appendices thereto, including the Merger Agreement. In rendering the opinion set forth below, we have relied upon the accuracy and completeness (without, as you are aware, our independent investigation or verification), both initially and continuing as of the Effective Time, of facts, information, statements and representations contained in the proxy statement/prospectus, and upon such other documents as we have deemed appropriate, including letters dated the date hereof and signed by officers of WPP, Merger Sub and Grey (the “Tax Representation Letters”).

We have assumed that (1) all parties to the Merger Agreement, and to any other documents reviewed by us, have acted, and will act, in accordance with the terms of the Merger Agreement and such other documents, (2) the Merger will be consummated at the Effective Time pursuant to and in accordance with the terms and conditions set forth in the Merger Agreement without the waiver or modification of any such terms and conditions, (3) all facts, information, statements and representations qualified by the knowledge and/or belief of WPP, Merger Sub or Grey will be complete and accurate as of the Effective Time as though not so qualified, (4) as to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no plan, intention, understanding or agreement, and (5) the Merger is authorized by and will be effected pursuant to applicable state law.

Based upon and subject to the foregoing, and to the qualifications, limitations, representations and assumptions contained in the portion of the proxy statement/prospectus captioned “Material Tax Consequences,” and in the Tax Representation Letters, we hereby confirm our opinion set forth in the discussion contained in the proxy statement/prospectus under the caption “Material Tax Consequences — U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Grey Shares.” No opinion is expressed on any matters other than those specifically referred to herein.

This opinion is furnished to you for your use in connection with the Registration Statement and may not be used for any other purpose without our prior express written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Fried, Frank, Harris, Shriver & Jacobson LLP in the proxy statement/prospectus under the caption “Material Tax Consequences — U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Grey Shares.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

FRIED, FRANK, HARRIS,
SHRIVER & JACOBSON LLP

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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